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                                                                  Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000 relating to the financial statements of RoweCom Inc., which appears in RoweCom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 9, 2001